RIDGEWOOD POWER LLC EXTENDS CONSENT SOLICITATION PERIOD
                           FOR RIDGEWOOD POWER TRUSTS



         Ridgewood, New Jersey - December 6, 2001 - Ridgewood Power LLC, the managing shareholder of the Ridgewood Power Trusts announced today the extension of the consent solicitation periods regarding the amendment of the declarations of trusts for the following business trusts:

                        Ridgewood Electric Power Trust I
                        Ridgewood Electric Power Trust II
                       Ridgewood Electric Power Trust III
                        Ridgewood Electric Power Trust IV
                        Ridgewood Electric Power Trust V
                           Ridgewood Power Growth Fund

         The consent solicitation periods scheduled to expire at 5:00 p.m., New York Time on Friday, December 7, 2001 have been extended to 5:00 p.m., New York time on Monday, January 7, 2002. The managing shareholder reserves the right to terminate the consent solicitation period prior to such expiration date. The purpose of the extension is to provide all of the shareholders with additional time to respond to the consent materials.

Contact information:       Ridgewood Power LLC
                           947 Linwood Avenue
                           Ridgewood, New Jersey 07450
                           Phone: (201) 447-9000
                           Fax: (201) 447-0474